Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100333, 333-118573 and 333-136656) and Form S-3 (No. 333-124798) of WCI Communities, Inc. of our report dated February 28, 2005 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Miami, Florida

February 26, 2007